Exhibit 99.1

ASPEN PARK PHARMACEUTICALS, INC.

Unaudited Balance Sheets

June 30, 2016 and September 30, 2015

	June 30, 2016	September 30, 2015

Cash	$468,997	$569,257
Inventory	21,506	22,134
Prepaid expenses	7,594	24,241
TOTAL CURRENT ASSETS	498,097	615,632

TOTAL ASSETS	$498,097	$615,632

Current Liabilities:
Accounts payable and accrued expenses	$856,853	$522,039
Accrued interest - related party (Note 5)	-	53,108
TOTAL CURRENT LIABILITIES	856,853	575,147

Note payable - related party (Note 5)	-	1,250,000

TOTAL LIABILITIES	856,853	1,825,147

COMMITMENTS AND CONTINGENCIES (NOTE 6)

SHAREHOLDERS' DEFICIT
Preferred Stock: $0.01 par value, 400,000 shares authorized, no
shares issued and outstanding at June 30 2016, and	-	-
September 30, 2015, respectively
Preferred Convertible Series A: $0.01 par value, liquidated value of $25 per share, 1,600,000 shares authorized, 266,000 and
166,000 shares issued and outstanding at June 30, 2016, and	2,660	1,660
September 30, 2015, respectively
Common stock: $0.01 par value, 11,000,000 shares authorized;
8,010,000 and 8,000,000 shares issued at June 30, 2016 and
September 30, 2015, respectively, and 7,960,000 shares
outstanding at June 30, 2016, and September 30, 2015	80,000	80,000
Additional paid-in capital	2,575,128	(18,922)
Accumulated deficit	(3,016,524)	(1,272,233)
Treasury stock: at cost, 40,000 at June 30, 2016, and
September 30, 2015	(20)	(20)

TOTAL SHAREHOLDERS' DEFICIT	(358,756)	(1,209,515)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$498,097	$615,632

The accompanying notes are an integral part of these financial statements.

ASPEN PARK PHARMACEUTICALS, INC.

Unaudited Statements of Operations

For The Nine Months Ended June 30, 2016 And 2015

	Nine Months Ended June 30,
	2016	2015

REVENUE, net	$12,825	$8,799
Cost of goods sold	5,490	3,182
GROSS PROFIT	7,335	5,617

EXPENSES
General and administrative	842,021	551,000
Research and development	879,793	415,432

TOTAL OPERATING EXPENSES	1,721,814	966,432

NET LOSS FROM OPERATIONS	(1,714,479)	(960,815)

OTHER EXPENSES
Interest expense - related party	29,812	37,484

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(1,744,291)	(998,299)
Provision for income taxes	-	-

NET LOSS	(1,744,291)	(998,298)
Preferred stock dividend	119,626	63,049

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,863,917)	$(1,061,348)

Basic and diluted weighted average common shares outstanding	7,960,000	7,969,231
Net loss per basic and diluted common shares outstanding	(0.23)	(0.13)

The accompanying notes are an integral part of these financial statements.

ASPEN PARK PHARMACEUTICALS, INC.

Unaudited Statements of Cash Flows

For The Nine Months Ended June 30, 2016 And 2015

	Nine Months Ended June 30,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,744,291)	$(998,298)
Adjustment to reconcile net loss to net cash used in operating activities:
Share-based expense	12,030	1,571
Changes in operating assets and liabilities:
Inventory	628	(7,750)
Prepaid expenses	16,647	(30,369)
Accrued interest - related party (Note 5)	29,812	37,484
Accrued expenses	334,814	407,459

NET CASH USED IN OPERATING ACTIVITIES	(1,350,360)	(589,904)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of patent	-	(769,293)

NET CASH USED IN INVESTING ACTIVITIES	-	(769,293)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Series A preferred stock	1,250,000	2,075,000
Purchase of Treasury Stock	-	(20)
Proceeds from exercise of warrants	100	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,250,100	2,074,980

NET (DECREASE) INCREASE IN CASH	(100,260)	715,783

CASH - BEGINNING OF PERIOD	569,257	4,000

CASH - END OF PERIOD	$468,997	$719,783

SUPPLEMENTAL INFORMATION
Cash paid for interest expense	$-	$-

Cash paid for income taxes	$-	$-

Net cash paid for the acquisition of patent asset is as follows:
Patent asset acquired	-	2,019,293
Note issued to related party (Note 5)	-	(1,250,000)
Net cash paid for the acquisition of patent asset	$-	$769,293

Net cash paid for forgiveness of note payable is as follows:
Note payable forgiven	$(1,250,000)	$ -
Accumulated Interest forgiven on note payable	(82,920)	-
Capital contribution by shareholder	1,332,920	-
Net cash paid for forgiveness of note payable	$ -	$ -

The accompanying notes are an integral part of these financial statements.

ASPEN PARK PHARMACEUTICALS, INC.

Notes to Unaudited Financial Statements

1.BUSINESS AND ORGANIZATION

Nature of Operations

Aspen Park Pharmaceuticals, Inc. (the “Company”) was incorporated on June 9, 2014 in the State of Delaware. The Company is a privately held therapeutics company focused on the development and commercialization of novel therapies for men’s health diseases and conditions, including male secondary hypogonadism, benign prostatic hyperplasia, prostate cancer and side effects of prostate cancer therapies, and sexual dysfunction. Our business is primarily focused on the development of several early and late stage clinical products and includes one product, PREBOOST, of which we have commenced marketing and sales.

Further, the Company’s future operations are dependent on, among other factors, retaining the services of future employees and consultants, the success of the Company’s research, development, manufacture, and marketing activities, and, ultimately, regulatory and market acceptance of the Company’s current and future products.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company utilized significant estimates and assumptions in determining the fair value of its common stock related to the share-based compensation arrangement described in Note 7. A number of objective and subjective factors, including external market conditions affecting the biotechnology industry sector and the prices at which the Company sold shares of convertible preferred stock, the superior rights and preferences of securities senior to the Company’s common stock at the time and the likelihood of achieving a liquidity event, such as an initial public offering or sale of the Company. The Company utilized the option pricing method utilizing the back-solve method (a form of the market approach defined in the AICPA Practice Aid) in accordance within the framework of the American Institute of Certified Public Accountants, or AICPA, Audit and Accounting Practice Aid Series: Valuation of Privately Held Company Equity Securities Issued as Compensation, or the AICPA Practice Aid, to estimate the fair value of its common stock and in performing retrospective valuation analyses. The valuation methodology included estimates and assumptions that require the Company’s judgment. Significant changes to the key assumptions used in the valuations could result in different fair values of common stock at each valuation date.

Research and Development

The Company is engaged in research and development work. Research and development costs are charged to expense as incurred. The Company records expense for in-process research and development projects acquired as asset acquisitions which have not reached technological feasibility and which have no alternative future use.

ASPEN PARK PHARMACEUTICALS, INC.

Notes to Unaudited Financial Statements

Income Taxes

Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company recognizes positions taken or expected to be taken in a tax return in accordance with Accounting Standards Codification (ASC) Topic 740, Income Taxes, which prescribes a recognition threshold and measurement process.  Interest and penalties on tax liabilities, if any, would be recorded in interest expense and other non-interest expense, respectively.

3.RELATED PARTY TRANSACTIONS AND BALANCES

On March 22, 2016, the Company issued an additional 100,000 shares of Series A Preferred Stock generating proceeds of $1,250,000. Included among the investors in the Series A Preferred Stock are Harry Fisch, the Company’s Chairman, who invested $200,000, Elgar Peershcke, a member of the Company’s Board of Directors, who invested $200,000, and Alan Annex, a shareholder of the Company’s outside general counsel, who invested $100,000.

On March 22, 2016, Millennium agreed to cancel the outstanding note payable which we previously issued on November 24, 2014 as consideration for the assignment of rights to in-process research and development in the form of patent properties.  See Note 5 for additional detail.

4.GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses since inception and has a cumulative retained deficit of $3,016,524 as of June 30, 2016 and is continuing to suffer losses. The Company requires capital for its contemplated operational activities. The Company’s ability to raise additional capital through the future issuances of common and preferred stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

5.NOTE PAYABLE, RELATED PARTY

On March 22, 2016, Millennium agreed to cancel the outstanding note payable which we previously issued on November 24, 2014 as consideration for the assignment of rights to in-process research and development in the form of patent properties. Both the principal balance of $1,250,000 and all accrued interest of $82,920 were canceled. The Company determined that Dr. Fisch controlled both entities as defined by ASC 805 and, as such, the cancelation of the note and accrued interest totaling $1,332,920 was recorded as a capital contribution in additional paid-in capital in the Statement of Shareholders’ Deficit.

6.INCENTIVE COMPENSATION PLAN

The Company has an incentive compensation plan (the “Plan”), the purpose of which is to attract, motivate, retain and reward high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company and its related entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value. Any shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. As of June 30, 2016, the total number of shares reserved and available for delivery under the Plan was 1,200,000 and no Plan awards were issued or outstanding.

ASPEN PARK PHARMACEUTICALS, INC.

Notes to Unaudited Financial Statements

7.  SHAREHOLDERS’ EQUITY

The Company’s authorized capital stock consists of 11,000,000 shares of common stock, par value $.01 per share, and 2,000,000 shares of preferred stock, par value $.01 per share.

Preferred Stock

On March 22, 2016, the Company issued an additional 100,000 shares of Series A Preferred Stock generating proceeds of $1,250,000. The Company had approximately $212,372 and $63,048 of undeclared Series A Preferred Stock dividends in arrears as of June 30, 2016 and 2015, respectively.

Warrants

The Company issued a warrant to Purchase 10,000 shares of Common Stock dated May 20, 2015 to Manhattan Medical Research for the development of a protocol and to conduct a phase IV Clinical Study for our PREBOOST product (the “Warrant”). The Warrant is exercisable until May 20, 2020 at a price of $0.001 per share. Vesting of the Warrant is contingent upon satisfactory completion and delivery of the PREBOOST clinical study.

On March 31, 2016, we amended the Warrant held by Manhattan Medical Research to correct the exercise price from $.001 per share to $.01 per share. We also allowed for the exercise of the Warrant and collected the exercise price of $100. Per the terms of the early exercise, the 10,000 common shares will be held by the Company (the “MMR Shares”) and released upon the successful completion of the clinical study as contemplated in the original service agreement. As such, the shares will be treated as issued and not outstanding, in our balance sheet as of June 30, 2016.

The fair value of the MMR Shares is estimated using Black-Scholes option-pricing scenarios which project liquidation values for each class of stock, back-solving for the value of the Series A Preferred Stock issued in November 2014. The following table includes the assumptions used in calculating the fair value of the Warrant as of June 30, 2016:

June 30, 2016
Risk-free interest rate	1.01%
Expected dividend yield	-
Expected Term (in years)	5.00
Expected volatility	103.45%

Expected term: As the back-solve method solves for the projected liquidation value based on a recent financing, we estimated the expected term input to be equivalent to our expected time to a liquidity event.

Risk-free interest rate: The risk-free interest rate is based on the rates paid on securities issued by the U.S. Treasury with a term approximating the expected time to liquidity.

Expected volatility: The expected volatility for the common stock underlying the Warrant was based on the NASDAQ Biotechnology Index, which we believe serves as a baseline indicator of volatility and average investor would expect. We also applied a multiple to the Index’s volatility because the public companies which comprise the Index are larger and more diversified than the Company.

At interim reporting periods, the Company will fair value the Warrants and recognize a ratable amount of expense relative to the expected service period. For the three and nine months ended of June 30, 2016, the Company recognized $4,724 and $12,030, respectively, as expense related to the Warrant.

ASPEN PARK PHARMACEUTICALS, INC.

Notes to Unaudited Financial Statements

8.  ACQUISITION OF PATENT

On April 1, 2016, the Company completed the purchase of a patent for an orally administered tamsulosin for the treatment of benign prostatic hyperplasia which we intend to develop into a viable product. Under the terms of the agreement, the Company will pay $250,000 upon contract execution, a total of $4,750,000 upon the achievement of certain milestones, and additional installments totaling $10,000,000 payable over two years commencing on the first anniversary following the approval of the product by United States Food and Drug Administration (“FDA”). As required by the purchase agreement, we simultaneously entered into an agreement with another third-party for services related to the development of the product. The terms of the product development services include fees totaling $2,325,000 payable in installments due upon the achievement of various milestones over an estimated two-year development timeline culminating in the submission of the NDA to the FDA.

9.  SUBSEQUENT EVENTS

The Company has evaluated subsequent events through January 13, 2017, which is the date the financial statements were available to be issued.

On October 31, 2016, the Company completed a merger transaction with The Female Health Company (“FHC”), pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of October 31, 2016.

Under the terms of the Amended and Restated Agreement and Plan of Merger, the outstanding shares of the Company’s common stock and preferred stock were converted into the right to receive in the aggregate 2,000,000 shares of FHC's common stock and 546,756 shares of FHC's Class A Convertible Preferred Stock - Series 4 (the Series 4 Preferred Stock).

The total estimated purchase price of approximately $22,676,737 is based on the closing price of FHC's common stock of $0.95 per share on October 31, 2016 and the issuance to the Company's stockholders of a total of 23,870,249 shares of FHC's common stock (assuming conversion of the Series 4 Preferred Stock).